Exhibit 99

                     July 31, 2020

Dominion Energy Announces Second-Quarter Earnings

•	Second-quarter 2020 GAAP net loss of $1.41 per share; operating earnings of $0.82 per share
•	Company initiates third-quarter 2020 operating earnings guidance of $0.85 to $1.05 per share
•	Company affirms full-year 2020 operating earnings guidance of $3.37 to $3.63 per share

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced an unaudited net loss determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended June 30, 2020 of $1.2 billion ($1.41 per share) compared with a net gain of $54 million ($0.05 per share) for the same period in 2019.

Operating earnings for the three months ended June 30, 2020, were $706 million ($0.82 per share), compared with operating earnings of $619 million ($0.77 per share) for the same period in 2019.  The company estimates that its second-quarter 2020 operating earnings were negatively impacted by $0.03 per share due to worse than normal weather in its utility service territories.

The difference between GAAP and operating earnings for the three months ended June 30, 2020 was primarily attributable to impairment-related charges associated with the Atlantic Coast Pipeline and Supply Header projects and net gains on our nuclear decommissioning trust funds.  The difference between GAAP and operating earnings for the three months ended June 30, 2019 was primarily attributable to charges related to SCANA merger commitments.

Operating earnings are defined as reported earnings adjusted for certain items.  Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Operating earnings guidance

Dominion Energy expects third-quarter operating earnings in the range of $0.85 to $1.05 per share.

The company affirms its full-year 2020 operating earnings guidance range of $3.37 to $3.63 per share.

Webcast today

The company will host its second-quarter earnings webcast at 10 a.m. ET on Friday, July 31, 2020.  Management will discuss second-quarter financial results and other matters of interest to the financial community.

The live webcast, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For those wishing to join telephonically, domestic callers should dial 1-800-341-6228.  International callers should dial 1-334-777-6993.  The passcode for the conference call is 69931782#.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day July 31.  A telephonic replay will also be available beginning at about 2 p.m. ET July 31 and lasting until 11 p.m. ET Aug. 7.  Domestic callers may access the recording by dialing 1-877-919-4059.  International callers should dial 1-334-323-0140.  The PIN for the replay is 10013356.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or extreme weather events and other natural disasters.  At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

More than 7 million customers in 20 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and to achieving net zero carbon dioxide and methane emissions from its power generation and gas infrastructure operations by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings third-quarter and full-year 2020 and beyond which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; the expected timing and likelihood of completion of the proposed transaction with Berkshire Hathaway Energy, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such regulatory approvals; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings;  and the inability to complete planned construction projects within time frames initially anticipated. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACTS:      Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com

                   Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income*
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Operating Revenue	$3,585	$3,970	$8,081	$7,828
Operating Expenses
Electric fuel and other energy-related purchases	505	718	1,173	1,509
Purchased electric capacity	11	24	13	63
Purchased gas	74	227	501	957
Other operations and maintenance [1]	1,526	1,595	3,337	3,432
Depreciation, depletion and amortization	673	661	1,346	1,312
Other taxes	256	284	540	576
Total operating expenses	3,045	3,509	6,910	7,849

Income (loss) from operations	540	461	1,171	(21)

Other income (expense)[2]	(1,779)	92	(2,178)	480
Interest and related charges	449	452	939	921
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	(1,688)	101	(1,946)	(462)
Income tax expense (benefit)	(556)	43	(575)	157

Net Income (loss) including noncontrolling interests	(1,132)	58	(1,371)	(619)

Noncontrolling interests	37	4	68	7

Net Income (loss) attributable to Dominion Energy	$(1,169)	$54	$(1,439)	$(626)

Reported Income (loss) per common share - diluted	$(1.41)	$0.05	$(1.75)	$(0.78)
Average shares outstanding, diluted	839.4	802.6	838.8	797.8

1) Includes impairment of assets and other charges.
2) Includes earnings (loss) from equity method investees.
* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except per share amounts)	Three months ended June 30,
	2020	2019	Change
REPORTED EARNINGS[1]	$(1,169)	$54	$(1,223)
Pre-tax loss (income)[2]	2,568	656	1,912
Income tax[2]	(693)	(91)	(602)
Adjustments to reported earnings	1,875	565	1,310

OPERATING EARNINGS	$706	$619	$87
By segment:
Dominion Energy Virginia	437	393	44
Gas Transmission & Storage	184	177	7
Gas Distribution	87	66	21
Dominion Energy South Carolina	75	95	(20)
Contracted Generation	21	13	8
Corporate and Other	(98)	(125)	27
	$706	$619	$87

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$(1.41)	$0.05	$(1.46)
Adjustments to reported earnings (after tax)	2.23	0.72	1.51
OPERATING EARNINGS	$0.82	$0.77	$0.05
By segment:
Dominion Energy Virginia	0.52	0.49	0.03
Gas Transmission & Storage	0.22	0.22	-
Gas Distribution	0.10	0.08	0.02
Dominion Energy South Carolina	0.09	0.12	(0.03)
Contracted Generation	0.03	0.02	0.01
Corporate and Other	(0.14)	(0.16)	0.02
	$0.82	$0.77	$0.05
Common Shares Outstanding (average, diluted)	839.4	802.6

(millions, except per share amounts)	Six months ended June 30,
	2020	2019	Change
REPORTED EARNINGS[1]	$(1,439)	$(626)	$(813)
Pre-tax loss (income)[2]	3,990	2,296	1,694
Income tax[2]	(914)	(178)	(736)
Adjustments to reported earnings	3,076	2,118	958

OPERATING EARNINGS	$1,637	$1,492	$145
By segment:
Dominion Energy Virginia	866	754	112
Gas Transmission & Storage	405	399	6
Gas Distribution	312	271	41

Dominion Energy South Carolina	169	166	3
Contracted Generation	80	115	(35)
Corporate and Other	(195)	(213)	18
	$1,637	$1,492	$145

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$(1.75)	$(0.78)	$(0.97)
Adjustments to reported earnings (after tax)	3.66	2.65	1.01
OPERATING EARNINGS	$1.91	$1.87	$0.04
By segment:
Dominion Energy Virginia	1.03	0.95	0.08
Gas Transmission & Storage	0.48	0.50	(0.02)
Gas Distribution	0.37	0.34	0.03
Dominion Energy South Carolina	0.20	0.21	(0.01)
Contracted Generation	0.10	0.14	(0.04)
Corporate and Other	(0.27)	(0.27)	-
	$1.91	$1.87	$0.04
Common Shares Outstanding (average, diluted)	838.8	797.8

1) Determined in accordance with Generally Accepted Accounting Principles (GAAP).

2) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

3) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share.  No adjustments were necessary for the three months ended June 30, 2020 and the six months ended June 30, 2020 and 2019. For the three months ended June 30, 2019, the fair value adjustment required for diluted reported earnings per share was $13 million.  The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter  associated with the Series A preferred stock equity units entered in June 2019 and $9 million associated with the Series B preferred stock equity units entered in December 2019.  See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2020 Reported Earnings to Operating Earnings

2020 Earnings (Six months ended June 30, 2020)

The $4.0 billion pre-tax net effect of the adjustments included in 2020 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$2.8 billion charge relating to the cancellation of the Atlantic Coast Pipeline project and related Supply Header project.
●	$812 million of charges primarily relating to the planned early retirement of electric generation facilities in Virginia.
●	$145 million net loss related to our investments in nuclear decommissioning trust funds.

(millions, except per share amounts)	1Q20	2Q20	3Q20	4Q20	YTD 2020
Reported earnings (loss)	($270)	($1,169)	$0	$0	($1,439)
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,422	2,568	0	0	3,990
Income tax	(221)	(693)	0	0	(914)
	1,201	1,875	0	0	3,076
Operating earnings	$931	$706	$0	$0	$1,637
Common shares outstanding (average, diluted)	838.2	839.4	0.0	0.0	838.8
Reported earnings (loss) per share [2]	($0.34)	($1.41)	$0.00	$0.00	($1.75)
Adjustments to reported earnings per share [2]	1.43	2.23	0.00	0.00	$3.66
Operating earnings per share [2]	$1.09	$0.82	$0.00	$0.00	$1.91

1) Adjustments to reported earnings are reflected in the following table:
	1Q20	2Q20	3Q20	4Q20	YTD 2020
Pre-tax loss (income):
Cancellation of Atlantic Coast Pipeline and Supply Header projects	0	2,801	0	0	2,801
Regulated asset retirements	768	44	0	0	812
Net (gain) loss on NDT funds	538	(393)	0	0	145
Merger and integration-related costs	51	22	0	0	73
Mark-to-market impact of economic hedging activities	33	37	0	0	70
Liability management and financing	31	18	0	0	49
Allowance for credit risk on customer accounts *	0	22	0	0	22
Other	1	17	0	0	18
	$1,422	$2,568	$0	$0	$3,990
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings **	(238)	(693)	0	0	(931)
Other	17	0	0	0	17
	($221)	($693)	$0	$0	($914)

* Represents estimate of future unrecoverable amounts from customers driven by economic and other factors related to the effects of COVID-19, including suspension of disconnections.

** Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31 and June 30. In each quarter of 2020, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units entered in June 2019 and $9 million associated with the Series B preferred stock equity units entered in December 2019. See Forms 10-Q and 10-K for additional information.

Schedule 3 - Reconciliation of 2019 Reported Earnings to Operating Earnings

2019 Earnings (Twelve months ended December 31, 2019)

The $2.6 billion pre-tax net effect of the adjustments included in 2019 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●

$2.4 billion of merger and integration-related costs associated with the SCANA Combination, primarily reflecting $1 billion for refunds of amounts previously collected from retail electric customers of Dominion Energy South Carolina (DESC) for the NND Project, $427 million associated with a voluntary retirement program (which includes $112 million for employee benefit plan curtailment), and $641 million associated with litigation.

●

$783 million of charges at our regulated entities, primarily consisting of the retirement of electric generation facilities in cold reserve and certain automated meters and a purchase power contract termination.

●

$113 million benefit from the revision of certain asset retirement obligations for ash ponds and landfills at certain utility generation facilities, in connection with the enactment of Virginia legislation in March.

●	$553 million net gain related to our investments in nuclear decommissioning trust funds.

Dominion Energy also recorded $194 million tax charge for certain income tax-related regulatory assets acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery.

(millions, except per share amounts)	1Q19	2Q19	3Q19	4Q19	YTD 2019	[3]
Reported earnings (loss)	($680)	$54	$975	$1,009	$1,358
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,640	656	131	193	2,620
Income tax	(87)	(91)	(139)	(214)	(531)
	1,553	565	(8)	(21)	2,089
Operating earnings	$873	$619	$967	$988	$3,447
Common shares outstanding (average, diluted)	793.1	802.6	813.0	826.3	808.9
Reported earnings (loss) per share [2]	($0.86)	$0.05	$1.17	$1.21	$1.62
Adjustments to reported earnings per share [2]	1.96	0.72	0.01	(0.03)	2.62
Operating earnings per share [2]	$1.10	$0.77	$1.18	$1.18	$4.24

1) Adjustments to reported earnings are reflected in the following table:
	1Q19	2Q19	3Q19	4Q19	YTD 2019
Pre-tax loss (income):
Merger and integration-related costs	1,429	542	60	378	2,409
Regulated asset and contract retirements/terminations	547	211	47	(22)	783
Revision to ash pond and landfill closure costs	(113)	0	0	0	(113)
Net gain on NDT funds	(253)	(83)	(28)	(189)	(553)
Other	30	(14)	52	26	94
	$1,640	$656	$131	$193	$2,620
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(255)	(91)	(139)	(226)	(711)

Write-off EDIT regulatory assets (SCANA)	198	0	0	(4)	194
Other	(30)	0	0	16	(14)
	($87)	($91)	($139)	($214)	($531)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share.  No adjustments were necessary for the three months ended June 30. For the three months ended September 30, the fair value adjustment required for diluted reported earnings per share calculation was $13 million. For the three and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $1 million and $28 million, respectively.  The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered in December of 2019.  See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 4 - Reconciliation of 2Q20 Earnings to 2Q19

Preliminary, Unaudited	Three Months Ended		Six Months Ended
(millions, except EPS)	June 30,		June 30,
	2020 vs. 2019		2020 vs. 2019
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	($1,223)	($1.46)	($813)	($0.97)

Change in Pre-tax loss (income) [1]	1,912		1,694
Change in Income tax [1]	(602)		(736)
Adjustments to reported earnings	$1,310	$1.51	$958	$1.01

Change in consolidated operating earnings	$87	$0.05	$145	$0.04

Dominion Energy Virginia
Regulated electric sales:
Weather	($22)	($0.03)	($48)	($0.06)
Other	(15)	(0.02)	(11)	(0.01)
Rate adjustment clause equity return	32	0.04	55	0.07
Electric capacity	9	0.01	33	0.04
Select operations and maintenance expense[2]	32	0.04	53	0.06
Depreciation & amortization	9	0.01	21	0.02
Renewable energy investment tax credits	(10)	(0.01)	19	0.02
Other	9	0.01	(10)	(0.01)
Share dilution		(0.02)		(0.05)
Change in contribution to operating earnings	$44	$0.03	$112	$0.08

Gas Transmission & Storage
Noncontrolling interest	($24)	($0.03)	($44)	($0.06)
Select operations and maintenance expense[2]	6	0.01	9	0.01
Interest expense, net	23	0.03	49	0.06
Other	2	0.00	(8)	0.00
Share dilution		(0.01)		(0.03)
Change in contribution to operating earnings	$7	$0.00	$6	($0.02)

Gas Distribution
Regulated gas sales:
Weather	$3	0.00	($2)	0.00
Other	1	0.00	12	0.01
Select operations and maintenance expense[2]	8	0.01	12	0.02
Interest expense, net	5	0.01	11	0.01
Other	4	0.00	8	0.01
Share dilution		0.00		(0.02)
Change in contribution to operating earnings	$21	$0.02	$41	$0.03

Dominion Energy South Carolina
Regulated electric sales:
Weather	($23)	($0.03)	($14)	($0.02)
Other	(4)	0.00	1	0.00
Regulated gas sales	2	0.00	6	0.01
Interest expense, net	2	0.00	10	0.01
Other	3	0.01	0	0.00
Share dilution		(0.01)		(0.01)
Change in contribution to operating earnings	($20)	($0.03)	$3	($0.01)

Contracted Generation
Margin	($6)	($0.01)	($50)	($0.06)
Select operations and maintenance expense[2]	$8	$0.01	$8	$0.01
Renewable energy investment tax credits	7	$0.01	7	$0.01
Other	(1)	$0.00	0	$0.00
Share dilution		$0.00		$0.00
Change in contribution to operating earnings	$8	$0.01	($35)	($0.04)

Corporate and Other
Share dilution and other	27	0.02	18	0.00
Change in contribution to operating earnings	$27	$0.02	$18	$0.00

Change in consolidated operating earnings	$87	$0.05	$145	$0.04

Change in adjustments included in reported earnings[1]	($1,310)	($1.51)	($958)	($1.01)

Change in consolidated reported earnings	($1,223)	($1.46)	($813)	($0.97)

1) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

2) Includes salaries, wages, and benefits and outage expenses (DEV and Contracted Generation segment).
Note: Figures may not sum due to rounding